Exhibit 3.49

CERTIFICATE TO

AMENDED AND RESTATED

ARTICLES OF ORGANIZATION

OF

IOWA TELECOM DATA SERVICES, L.C.

June 22, 2010

The undersigned, being a duly authorized officer of Iowa Telecom Data Services, L.C., an Iowa limited liability company (the “Company”) acting pursuant to and in conformity with Section 490A.1102 of the Iowa Limited Liability Company Act, as amended (the “Act”), hereby certifies that pursuant to resolutions duly approved and adopted by unanimous written consent of the managers and sole member of the Company on June 1, 2010, in accordance with the Act, the Company hereby adopts the Amended and Restated Articles of Organization of the Company attached hereto, which shall amend, restate and supersede in their entirety the original Articles of Organization of the Company and any amendments thereto as filed with the Secretary of State of the State of Iowa.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the date first written above.

/s/ John P. Fletcher
Name:	John P. Fletcher
Title:	Executive Vice President, General Counsel and Secretary

SIGNATURE PAGE TO CERTIFICATE TO

AMENDED AND RESTATED ARTICLES OF ORGANIZATION OF

IOWA TELECOM DATA SERVICES, L.C.

AMENDED AND RESTATED

ARTICLES OF ORGANIZATION

OF

IOWA TELECOM DATA SERVICES, L.C.

June 22, 2010

ARTICLE I

NAME

The name of the limited liability company is Iowa Telecom Data Services, L.C. (the “Company”).

ARTICLE II

REGISTERED OFFICE AND AGENT

The registered office of the Company is 500 East Court Avenue, Des Moines, Iowa 50309. The registered agent of the Company at such address is C T Corporation System.

ARTICLE III

PRINCIPAL OFFICE

The principal office of the Company is located 4001 Rodney Parham Road, Little Rock, AR 72212.

ARTICLE IV

DURATION

The period of duration of the Company shall be perpetual.

ARTICLE V

MANAGEMENT

The following provisions are inserted for the management of the business and the conduct of the affairs of the Company, and for further definition, limitation and regulation of the powers of the Company and of its managers and members:

(1) The business and affairs of the Company shall be managed by or under the direction of managers.

(2) The managers shall have concurrent power with the members to make, alter, amend, change, add to or repeal the Operating Agreement of the Company.

(3) The number of managers of the Company shall be as from time to time fixed by, or in the manner provided in, the Operating Agreement of the Company. Election of managers need not be by written ballot unless the Operating Agreement so provides.

(4) To the fullest extent permitted by the Iowa Limited Liability Company Act, as amended (the “Act”), a manager of the Company shall not be liable to the Company or its members for monetary damages for breach of fiduciary duty as a manager. Any repeal or modification of the foregoing sentence by the members of the Company shall not adversely affect any right or protection of a manager of the Company existing at the time of such repeal or modification.

(5) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the managers are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Company, subject, nevertheless, to the provisions of the Act, these Amended and Restated Articles of Organization, and any Operating Agreement adopted by the members; provided, however, that no Operating Agreement hereafter adopted by the members shall invalidate any prior act of the managers which would have been valid if such Operating Agreement had not been adopted.

ARTICLE VI

AGENCY

Unless authorized to do so by the Company’s Operating Agreement or by the managers of the Company, no member, agent or employee of the Company shall have any power or authority to bind the Company in any way, to pledge its credit or to render it liable pecuniarily for any purpose. A member of the Company, acting solely in the capacity as a member, is not an agent of the Company.

ARTICLE VII

INDEMNIFICATION

Any person who was or is a party or is threatened to be a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action or suit by or in the right of the Company to procure a judgment in its favor) by reason of the fact that he or she is or was a manager or officer of the Company, or, while a manager, officer or other employee of the Company, is or was serving at the request of the Company as a manager, director, officer, employee or agent of another corporation, company, partnership, joint venture, trust or other enterprises shall be indemnified and held harmless by the Company to the fullest extent authorized by the Act, as the same exists or may be hereafter amended, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him, in connection with the defense or settlement of such suit, investigation or proceeding. The indemnification expressly provided by statute in a specific case shall not be deemed exclusive of any other rights to which any person indemnified may be entitled under any lawful agreement, vote of members or disinterested managers or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a manager, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has executed these Amended and Restated Articles of Organization as of the date first written above.

SOLE MEMBER:

WINDSTREAM IOWA COMMUNICATIONS, INC.

By:	/s/ John P. Fletcher
Name:	John P. Fletcher
Title:	Executive Vice President, General Counsel and Secretary

SIGNATURE PAGE TO

AMENDED AND RESTATED ARTICLES OF ORGANIZATION OF

IOWA TELECOM DATA SERVICES, L.C.